Exhibit 99.4

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this “Amendment”), dated as of May    , 2003, is entered into by and among divine, inc., a Delaware corporation (“Parent”) and certain of its domestic subsidiaries set forth on the signature pages hereto (“Subsidiaries” and together with Parent, the “Sellers”), Saratoga DMS LLC, a Delaware limited liability company (the “Purchaser”).  Unless the context indicates to the contrary, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

W I T N E S S E T H

WHEREAS, the Sellers, the Purchaser and Guarantor entered into an Asset Purchase Agreement, dated as of May 6, 2003 (the “Asset Purchase Agreement”) pursuant to which the Sellers agreed to transfer, sell, convey, assign and deliver to the Purchaser, and the Purchaser agreed to acquire from the Sellers, certain of the assets of the Sellers; and

WHEREAS, pursuant to Section 13.2 of the Asset Purchase Agreement, the Sellers and the Purchaser now desire to amend the Asset Purchase Agreement as hereinafter provided.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           Amendment to Section 12.1(e).  Section 12.1(e) of the Asset Purchase Agreement is hereby amended by deleting Section 12.1(e) in its entirety and replacing it with the following:

(e)  by either the Sellers or the Purchaser if (i) the Bankruptcy Court has not entered the Sale Approval Order on or before May 14, 2003 or (ii) the Closing shall not have occurred on or before May 30, 2003 (the “Drop Dead Date”); provided, that in the event the Bankruptcy Court has not entered Sale Approval Order by May 14, 2003, the Purchaser may, at its option, extend the date on which the Sale Approval Order must be obtained as set forth in clause (i) hereof by an additional five (5) Business Days by providing written notice to the Sellers of such election; provided, further, that the right to terminate this Agreement under this Section 12.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date (for purposes of this subsection (e) the failure or refusal by any party to provide any waiver that under the terms hereof may be given or withheld in such party’s discretion shall not be deemed a failure to fulfill any obligation under this Agreement);

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SECTION 2.           Ratification.  Except as expressly amended hereby, the Asset Purchase Agreement shall continue in full force and effect in accordance with its terms, without any waiver, amendment or other modification of any provision thereof.

SECTION 3.           Effective Date.  This Amendment shall be effective as of the date hereof.

SECTION 4.           Counterparts.  This Amendment may be executed in one or more counterparts (which may be by facsimile), all of which shall be deemed to be an original copy and considered one and the same agreement and shall become effective and binding on all parties hereto when one or more counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 5.           Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

SELLERS

divine, inc.

Air Divine, Inc.

Data Return Corporation

databites, inc.

Denali, Inc.

divine Global Services, Inc.

divine international, inc.

divine interVentures, Inc.

divine Ireland, Inc.

divine Managed Services, Inc.

divine software, inc.

divine Synchrony Communications, Inc.

divine/Emicom, Inc.

eprise Corporation

Eprise Securities Corp.

eShare Communications, Inc.

Folio Corporation

Futuretense Corporation

Global Recall, Inc.

iCentral, Inc.

Inventions, Inc.

LOTN, Inc.

Melita Finance, Inc.

Melita Intellectual Property, Inc.

Open Market Securities Corporation

Open Market, Inc.

Opinionware.com, Inc.

Perceptual Robotics, Inc.

Retrieval Technologies, Inc.

RWT Corporation

SafeMaker (Europe), Inc.

SageMaker, Inc.

SM2 Holding Corp.

smallwonders software!, inc.

SM1 Holding Corp.

Softmetric, Inc.

Venture Capital Unlimited Acquisition Sub, Inc.

Viant Corporation

Waypoint Software Corporation

By:	/s/ Jude M. Sullivan
Name:
Title:

divine technology ventures

By: divine, inc., its general partner
By:	/s/ Jude M. Sullivan
Name:
Title:

PURCHASER

Saratoga DMS LLC a Delaware limited liability company

By:	/s/ Richard A. Petrocelli
Name:
Title: